Exhibit h(3)(d)

VALIC COMPANY I

2919 Allen Parkway

Houston, TX 77019

October 30, 2020

SunAmerica Asset Management, LLC

Harborside 5

185 Hudson Street

Suite 3300

Jersey City, New Jersey 07311-4992

Re:

Aggressive Growth Lifestyle Fund, Capital Appreciation Fund, Conservative Growth Lifestyle Fund, Core Bond Fund, High Yield Bond Fund, International Opportunities Fund, Mid Cap Value Fund, Moderate Growth Lifestyle Fund, Small Cap Value Fund and U.S. Socially Responsible Fund (the “Funds”), series of VALIC Company I ( “VC I”)

Ladies and Gentlemen:

In accordance with Article 9 of the Amended and Restated Administrative Services Agreement, dated as of October 30, 2007, by and between VC I and SunAmerica Asset Management, LLC, VC I hereby requests that you act as Administrator for the Funds under the terms of the Amended and Restated Administrative Services Agreement. In connection with such request, attached is a revised Schedule I to the Amended and Restated Administrative Services Agreement, dated as of the date hereof, reflecting the addition of the Funds.

Sincerely,

VALIC COMPANY I

By:
Name: Kevin J. Adamson
Title: Treasurer and Principal Financial Officer

Agreed and Accepted:

SUNAMERICA ASSET MANAGEMENT, LLC

By:
Name:
Title:

Effective Date: October 30, 2020

Schedule I

Fund Administration and Compliance

Annual Fee Schedule

Amended March 10, 2008, August 14, 2012, December 19, 2012, November 13, 2013, June 29, 2018 and October 30, 2020

VALIC Company I

●	Aggressive Growth Lifestyle Fund
●	Asset Allocation Fund
●	Blue Chip Growth Fund
●	Capital Appreciation Fund
●	Capital Conservation Fund
●	Conservative Growth Lifestyle Fund
●	Core Bond Fund
●	Core Equity Fund
●	Dividend Value Fund
●	Dynamic Allocation Fund*
●	Emerging Economies Fund
●	Global Real Estate Fund
●	Global Strategy Fund
●	Government Money Market I Fund
●	Government Securities Fund
●	Growth Fund
●	Health Sciences Fund
●	High Yield Bond Fund
●	Inflation Protected Fund
●	International Equities Index Fund
●	International Government Bond Fund
●	International Growth Fund
●	International Opportunities Fund
●	International Socially Responsible Fund
●	International Value Fund
●	Large Cap Core Fund
●	Large Capital Growth Fund
●	Mid Cap Index Fund
●	Mid Cap Strategic Growth Fund
●	Mid Cap Value Fund
●	Moderate Growth Lifestyle Fund
●	Nasdaq-100® Index Fund
●	Science & Technology Fund
●	Small Cap Aggressive Growth Fund
●	Small Cap Fund
●	Small Cap Index Fund
●	Small Cap Special Values Fund
●	Small Cap Value Fund
●	Small-Mid Growth Fund
●	Stock Index Fund
●	Systematic Core Fund
●	Systematic Value Fund
●	U.S. Socially Responsible Fund
●	Value Fund

Annual fee of 6 basis points based upon each Fund’s average daily net assets, plus the following Accounting Basis Point Fee:

Accounting Basis Point Fee (Fund complex)†
Net Assets Per Fund	Basis Points
First $25 Billion	0.61
Next $75 Billion	0.70
Excess	0.50

† Accounting Basis Point Fee is calculated based upon all assets in all registered management investment companies managed and/or administered by the Administrator and The Variable Annuity Life Insurance Company, other than “Funds-of-Funds” and “Feeder Funds.”

*The Dynamic Allocation Fund shall pay SAAMCo an Accounting Basis Point Fee solely with respect the Overlay Component and no fee with respect to the Fund-of-Funds Component.

Fees are billed monthly.